Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-118261 of Whiting Petroleum Corporation on Form S-1 of our report on the statements of revenues and direct operating expenses of Permian Basin Acquisition Properties dated October 15, 2004, appearing in the Prospectuses, which are part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectuses.

/s/ Deloitte & Touche LLP

Denver, Colorado

October 29, 2004